Exhibit 99.1

For Immediate Release: August 14, 2013

Jennifer Nahas

Vice President, Marketing

Griffin Capital Corporation

jnahas@griffincapital.com

Office Phone: 949-270-9332

Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Reports Second Quarter 2013 Results

EL SEGUNDO, Calif. (August 14, 2013) – Griffin Capital Essential Asset REIT, Inc. (the “Essential Asset REIT”) announced today its operating results for the quarter ended June 30, 2013.

“The second quarter of 2013 picked up right where the first quarter left off: further diversification of Essential Asset REIT’s portfolio via the addition of high quality properties occupied by creditworthy entities. I am pleased our acquisitions team was able to identify and close properties located in strong markets like Houston, Charlotte and Phoenix, where our occupants include iconic, blue chip companies like United Technologies, Avnet, Connecticut General Life Insurance Company, and Schlumberger,” stated Kevin Shields, chairman and chief executive officer of the Essential Asset REIT. “With these recent acquisitions, our portfolio has eclipsed half a billion dollars. We believe that scale, together with growing diversification by tenant, tenant business, lease duration and property location, continues to enhance the value of our portfolio for the future.”

“All of these properties possess ‘business essential’ elements, characteristics that we believe will make the tenants more likely to remain in occupancy long term,” added David Rupert, president of the Essential Asset REIT. “For example, United Technologies’ building is the global headquarters for their newly-established subsidiary UTC Aerospace Systems, and Schlumberger’s building serves as one of only two financial hubs worldwide. Longevity of occupancy contributes to stability of cash flow for the Essential Asset REIT, which is what we are seeking for our shareholders.”

Highlights and Accomplishments in the Second Quarter of 2013

•

During the second quarter of 2013 we acquired four institutional-quality properties, consisting of over 800,000 square feet for approximately $175 million of acquisition value. Each property is either leased to an investment grade rated tenant, or the lease is guaranteed by an investment grade-rated company, or the parent organization of the tenant is investment grade rated, including: Schlumberger Technology Corporation, United Technology Corporation, Avnet, and CIGNA.

•

Our portfolio grew by 66% from December 31, 2012 through June 30, 2013 and now consists of 20 assets, which are 100% leased and comprise approximately 4.3 million square feet. The total capitalization[1] of our properties is over half a billion dollars.

•

A substantial amount of the portfolio net rental revenue is generated by investment-grade rated companies that lease the property directly, have a lease guaranteed by an investment grade-rated company, or have a parent company that is investment grade-rated.

•	As of June 30, 2013, the weighted average remaining lease term is 8.54 years with average annual rental rate increases of approximately 2.3%.

•

On June 13, 2013, we amended and restated our KeyBank credit facility, which included a reduction to the interest rate of approximately 50 basis points, with further reductions, in 25 basis point increments, as our leverage ratio decreases. Other amendments were made to the borrowing base availability calculation and debt covenant requirements.

•

Modified funds from operations, or MFFO, as defined by the Investment Program Association (IPA), was $4.26 million for the quarter, representing year-over-year growth of approximately 123% for the same quarter 2012. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), equaled approximately $(0.8) million, compared with $1.2 million for the same quarter 2012. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation

Griffin Capital Essential Asset REIT, Inc. is a publicly-registered non-traded REIT with a portfolio that as of June 30, 2013 included 20 office and industrial distribution properties totaling approximately 4.3 million rentable square feet and total capitalization in excess of $500 million. The REIT’s sponsor is Griffin Capital Corporation (“Griffin Capital”), a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $16 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed over 17 million square feet of space since 1996. Griffin Capital and its affiliates currently owns, manages and/or sponsors a portfolio consisting of over 15.7 million square feet of space, located in 28 states and representing approximately $2.7 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

###

[1]	Total capitalization includes the outstanding debt balance, plus total equity raised in our public offering and operating partnership units issued for contributed properties, less net current assets.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$2,710,172	$5,672,611
Restricted cash	8,899,703	5,569,678
Real estate:
Land	71,688,399	50,952,519
Building and improvements	363,856,803	209,056,922
Tenant origination and absorption cost	110,564,177	68,333,173

Total real estate	546,109,379	328,342,614
Less: accumulated depreciation and amortization	(26,862,051)	(18,898,049)

Total real estate, net	519,247,328	309,444,565
Investment in unconsolidated entity	1,566,917	—
Above market leases, net	7,200,950	6,981,667
Deferred rent	3,869,804	2,869,025
Deferred financing costs, net	4,510,386	2,148,377
Prepaid expenses and other assets	1,454,283	1,360,495
Real estate acquisition and other deposits	500,000	750,000

Total assets	$549,959,543	$334,796,418

LIABILITIES AND EQUITY
Debt:
Mortgage payable, plus unamortized premium of $383,150 and $452,283, respectively	$170,620,273	$65,782,288
KeyBank Credit Facility	154,599,848	129,030,000

Total debt	325,220,121	194,812,288
Restricted reserves	5,607,509	4,447,560
Accounts payable and other liabilities	5,749,570	3,587,244
Distributions payable	895,656	620,839
Due to affiliates	1,298,317	545,138
Below market leases, net	13,513,488	9,176,658

Total liabilities	352,284,661	213,189,727

Commitments and contingencies (Note 8)
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of June 30, 2013 and December 31, 2012	4,886,686	4,886,686
Common stock subject to redemption	6,724,314	3,439,347
Stockholders’ equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares outstanding, as of June 30, 2013 and December 31, 2012	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 22,387,115 and 13,376,868 shares outstanding, respectively	225,037	133,565
Additional paid-in capital	191,272,765	112,794,444
Cumulative distributions	(15,298,912)	(9,192,318)
Accumulated deficit	(13,452,274)	(7,966,871)

Total stockholders’ equity	162,746,616	95,768,820
Noncontrolling interests	23,317,266	17,511,838

Total equity	186,063,882	113,280,658

Total liabilities and equity	$549,959,543	$334,796,418

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Rental income	$9,865,904	$5,359,560	$18,045,149	$9,756,038
Property expense recoveries	2,452,744	703,548	4,120,059	1,301,655

Total revenue	12,318,648	6,063,108	22,165,208	11,057,693

Expenses:
Asset management fees to affiliates	825,577	461,142	1,492,077	828,461
Property management fees to affiliates	358,686	158,679	624,863	285,541
Property operating expense	1,121,643	43,414	1,888,850	68,542
Property tax expense	1,220,930	636,549	2,190,985	1,199,005
Acquisition fees and expenses to non-affiliates	609,218	234,276	864,997	915,831
Acquisition fees and expenses to affiliates	5,247,003	873,000	6,417,003	3,159,000
General and administrative expenses	784,822	495,594	1,373,790	990,004
Depreciation and amortization	4,417,791	2,284,512	7,964,002	4,174,421

Total expenses	14,585,670	5,187,166	22,816,567	11,620,805

Income (loss) from operations	(2,267,022)	875,942	(651,359)	(563,112)
Other income (expense):
Interest expense	(3,140,998)	(1,989,716)	(5,849,792)	(3,596,876)
Interest income	359	144	533	341
Gain on investment in unconsolidated entity	160,000	—	160,000	—
Loss from investment in unconsolidated entity	(21,419)	—	(21,419)	—

Net loss	(5,269,080)	(1,113,630)	(6,362,037)	(4,159,647)
Net loss attributable to noncontrolling interests	(832,515)	(334,089)	(1,027,826)	(1,409,333)

Net loss attributable to controlling interest	(4,436,565)	(779,541)	(5,334,211)	(2,750,314)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(77,383)	(62,396)	(151,192)	(120,421)

Net loss attributable to common stockholders	$(4,513,948)	$(841,937)	$(5,485,403)	$(2,870,735)

Net loss attributable to common stockholders per share, basic and diluted	$(0.23)	$(0.10)	$(0.31)	$(0.40)

Weighted average number of common shares outstanding, basic and diluted	19,954,131	8,077,008	17,918,600	7,205,418

Distributions declared per common share	$0.17	$0.17	$0.34	$0.34

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

Funds from Operations and Modified Funds from Operations

(Unaudited)

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.

We adopted the IPA MFFO Guideline as management believes that MFFO is a beneficial indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of the REIT’s operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•

Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•

Amortization of in-place lease valuation. As this item is a cash flow adjustment made to net income in calculating the cash flows provided by (used in) operating activities, it is added back to FFO to arrive at MFFO as a means of determining operating results of our portfolio.

•

Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from our Primary Public Offerings or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from our Public Offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. However, MFFO is not a useful measure in evaluating NAV because impairments are taken into account in determining NAV but not in determining MFFO. Therefore, FFO and MFFO should not be viewed as more prominent a measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and MFFO is presented in the following table for the three and six months ended June 30, 2013 and 2012.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net Loss	$(5,269,080)	$(1,113,630)	$(6,362,037)	$(4,159,647)
Adjustments:
Depreciation of building and improvements	1,935,565	1,140,627	3,463,912	2,087,426
Amortization of intangible assets	2,482,226	1,143,885	4,500,090	2,086,995
Depreciation of building and improvements-unconsolidated entity	14,164	—	14,164	—
Amortization of intangible assets-unconsolidated entity	14,271	—	14,271	—

FFO/(FFO Deficit)	$(822,854)	$1,170,882	$1,630,400	$14,774

Reconciliation of FFO to MFFO
FFO/(FFO Deficit)	$(822,854)	$1,170,882	$1,630,400	$14,774
Adjustments:
Acquisition fees and expenses to non-affiliates	609,218	234,276	864,997	915,831
Acquisition fees and expenses to affiliates	5,247,003	873,000	6,417,003	3,159,000
Acquisition fees and expenses to non-affiliates- unconsolidated entity	28,313	—	28,313	—
Revenues in excess of cash received (straight-line rents)	(548,731)	(314,843)	(1,000,779)	(586,712)
Amortization of above/(below) market rent	(92,858)	(56,241)	(137,192)	(199,392)
Revenues in excess of cash received (straight-line rents)- unconsolidated entity	(5,402)	—	(5,402)	—
Amortization of above/(below) market rent- unconsolidated entity	4,679	—	4,679	—
Gain on investment in unconsolidated entity	(160,000)	—	(160,000)	—

MFFO	$4,259,368	$1,907,074	$7,642,019	$3,303,501